   Exhibit (11) - Statement Re: Computation of Earnings Per Share and
                  Pro Forma Earnings Per Share (2002)

                                                    Three Months Ended
                                                        December 31,
                                                   2001           2000
                                              -------------    -----------
    Net income (loss)                          $ (2,830,000)   $   151,000
                                              =============    ===========



   Average number of shares outstanding:
   Basic                                         12,821,015     12,678,988
   Effect of dilutive employee stock options              0         83,706
                                              -------------    -----------
   Diluted                                       12,821,015     12,762,694
                                              =============    ===========



   Net income (loss) per share:
   Basic                                      $       (0.22)   $      0.01
   Diluted                                    $       (0.22)   $      0.01
                                              =============    ===========

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